UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2008 (January 31, 2008)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7700 San Felipe Suite 485 Houston, Texas 77063
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 832-327-2255

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition of Assets.

On January 31, 2008, pursuant to an Amended Purchase and Sale Agreement dated January 31, 2008 (the "Amended Purchase Agreement"), Vanguard Natural Resources, LLC (the "Company"), through its wholly-owned subsidiary Vanguard Permian, LLC consummated the acquisition of certain producing and non-producing oil and gas properties from Apache Corporation ("Apache") in the Permian Basin in Texas and New Mexico (the "Purchased Assets") for approximately $73.4 million after consideration of preliminary purchase price adjustments (the "Acquisition").

The Purchased Assets have total estimated proved reserves of 4.4 MMboe as of October 1, 2007, of which approximately 83% is oil and 90% is proved developed and include both operated and non-operated wells. Based on the current net daily production of approximately 800 BOEPD, the Purchased Assets have a reserve to production ratio of approximately 15 years.

The approximately $73.4 million purchase price was funded from borrowings under the Company’s reserve-based credit facility of which approximately $7.8 million of the purchase price was paid by the Company to Apache upon the signing of the Purchase Agreement on December 21, 2007 as an earnest money deposit. The purchase price is subject to final purchase price adjustments to be determined.

At the closing, Apache assigned, and the Company agreed to cause Vanguard Natural Gas, LLC, a wholly-owned subsidiary of the Company to assume oil swap derivative contracts covering approximately 90% of the estimated proved producing oil production from the Purchased Assets through 2011 at a weighted average price of $87.29.

The parties have made customary representations, warranties, covenants and agreements related to the Acquisition.

The full text of the Amended Purchase Agreement is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Material.

On February 4, 2008, the Company issued a press release announcing the consummation of the Acquisition, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	Amended Purchase and Sale Agreement, dated January 31, 2008 among Vanguard Permian, LLC and Apache Corporation

Exhibit 99.1	Press Release dated February 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vanguard Natural Resources, LLC

	By:	/s/ Scott W. Smith
		Name:	Scott W. Smith
		Title:	President and Chief Executive Officer
February 4, 2008

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	Amended Purchase and Sale Agreement, dated January 31, 2008 among Vanguard Permian, LLC and Apache Corporation

Exhibit 99.1	Press Release dated January 31, 2008